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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          January 6, 1998
                                                --------------------------------

                           FRISCH'S RESTAURANTS, INC.
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             (Exact name of registrant as specified in its charter)

                                      OHIO
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         (State or other jurisdiction of incorporation or organization)

                 1-7323                                  31-0523213
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        (Commission File Number)            (I.R.S. Employer Identification No.)

    2800 GILBERT AVENUE, CINCINNATI, OHIO                         45206
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   (Address of principal executive offices)                     (Zip Code)

 Registrant's telephone number, including area code        513-961-2660
                                                    ----------------------------



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Item 5.    Other Events.

       On January 6, 1998, Frisch's Restaurants, Inc. ("Frisch's"), an Ohio corporation, and Golden Corral Franchising Systems, Inc. ("Golden Corral"), a Delaware corporation, entered into an Area Development Agreement and an Addendum thereto (collectively, the "Area Development Agreement"). Pursuant to the Area Development Agreement, Frisch's obtained the development rights to establish and operate twenty-three Golden Corral restaurants in certain markets in Ohio, Indiana and Kentucky, each pursuant to a separate Franchise Agreement. The development schedule calls for twenty-three restaurants to be opened over a seven year period, with the first two to be opened in 1998. To secure the development rights for the twenty-three restaurants, Frisch's paid Golden Corral a development fee of $230,000 upon execution of the Area Development Agreement ($10,000 per restaurant). For each restaurant opened, Ten Thousand Dollars ($10,000) of the development fee will be credited toward the initial franchise fee payable under each Franchise Agreement.

       Malcolm M. Knapp, a Director and Co-Chairperson of the Strategic Planning Committee of Frisch's, acts as a franchise broker for Golden Corral and will receive a $5,000 commission upon the opening of each restaurant pursuant to the Area Development Agreement.

The Press Release dated January 6, 1998 attached hereto as Exhibit 1 is hereby incorporated herein by reference.


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                                    SIGNATURE
                                    ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                FRISCH'S RESTAURANTS, INC.
                                                --------------------------
                                                       (registrant)


DATE     January 12, 1998
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         January 12, 1998

                                                BY  /s/ DONALD H. WALKER
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                                                         Donald H. Walker
                                                   Vice President - Finance and
                                                    Principal Financial Officer